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                                                                    EXHIBIT 12.1

                   STATEMENT REGARDING COMPUTATION OF RATIOS

                                                        YEARS ENDED DECEMBER 31,
                                          ----------------------------------------------------
                                            1999       2000        2001      2002       2003
                                          --------   ---------   --------   -------   --------
Income (loss) from continuing operations
  before income taxes, minority interest
  and cumulative effect of accounting
  change................................  $  9,990   $(782,826)  $ 13,318   $ 6,617   $ 90,203
Distributions from affiliates...........    21,600       6,700         --        --         --
Equity (earnings) loss from
  affiliates............................     7,092      21,438        358       153       (119)
Fixed charges...........................    89,621     153,330    133,718    91,910     78,948
Less interest capitalized...............   (37,700)     (8,330)        --        --       (900)
                                          --------   ---------   --------   -------   --------
Earnings................................  $ 90,603   $(609,688)  $147,394   $98,680   $168,132
                                          ========   =========   ========   =======   ========
Interest expense........................  $ 44,020   $ 129,316   $110,605   $80,094   $ 70,543
Interest capitalized....................    37,700       8,330         --        --        900
Amortization of debt discount and
  premium and issuance expense..........     7,901      15,684     23,113    11,816      7,505
                                          --------   ---------   --------   -------   --------
Fixed charges...........................  $ 89,621   $ 153,330   $133,718   $91,910   $ 78,948
                                          ========   =========   ========   =======   ========
Ratio of Earnings to Fixed Charges......       1.0x        N/A        1.1x      1.1x      2.1x
                                          ========   =========   ========   =======   ========